Exhibit 10.2

SECURITIZED ASSET COST PROPERTY PURCHASE AND SALE AGREEMENT

by and between

APPALACHIAN POWER RECOVERY FUNDING LLC,

Issuer

and

APPALACHIAN POWER COMPANY,

Seller

Dated as of May 27, 2026

i

EXHIBITS

Exhibit A	Form of Bill of Sale

ii

SECURITIZED ASSET COST PROPERTY PURCHASE AND SALE

AGREEMENT

This SECURITIZED ASSET COST PROPERTY PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of May 27, 2026, is between Appalachian Power Recovery Funding LLC, a Delaware limited liability company (the “Issuer”), and Appalachian Power Company, a Virginia corporation (together with its successors in interest to the extent permitted hereunder, the “Seller”).

RECITALS

WHEREAS, the Issuer desires to purchase the SAC Property created by the Financing Order pursuant to the Securitization Law;

WHEREAS, the Seller is willing to sell its rights and interests under the Financing Order to the Issuer, whereupon, subject to the pledge thereto to secure the SAC Bonds, such rights and interests will become the SAC Property;

WHEREAS, the Issuer, in order to finance the purchase of the SAC Property, will issue the SAC Bonds under the Indenture; and

WHEREAS, the Issuer, to secure its obligations under the SAC Bonds and the Indenture, will pledge, among other things, all right, title and interest of the Issuer in and to the SAC Property and this Agreement to the Indenture Trustee for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof among the Issuer, U.S. Bank Trust Company, National Association, a national banking association, in its capacity as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, a national banking association, in its capacity as securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A hereto delivered pursuant to Section 2.02(i).

“Losses” means (i) any and all amounts of principal and interest on the SAC Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order which are not made when so required and (ii) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

SECTION 1.02. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the terms “includes” and “including” shall mean “includes without limitation” and “including without limitation,” respectively.

(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(d) Non-capitalized terms used herein which are defined in the Securitization Law, as the context requires, have the meanings assigned to such terms in the Securitization Law, but without giving effect to amendments to the Securitization Law after the date hereof which have a material adverse effect on the Issuer or the Bondholders.

ARTICLE II

CONVEYANCE OF SAC PROPERTY

SECTION 2.01. Conveyance of SAC Property. (a) In consideration of the Issuer’s delivery to or upon the order of the Seller of $1,364,256,421.55 (the “Purchase Price”), subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, assign, and otherwise transfer to the Issuer, without recourse or warranty, except as set forth herein, all right, title and interest of the Seller in and to the SAC Property (such sale, assignment, and transfer of the SAC Property includes, to the fullest extent permitted by the Securitization Law, the irrevocable right to impose, bill, charge, collect and receive SAC Charges and the assignment of all revenues, collections, claims, rights to payments, payments, moneys or proceeds of or arising from the SAC Charges related to the SAC Property, as the same may be adjusted from time to time). Such sale, assignment, and transfer is hereby expressly stated to be a sale and, pursuant to Section 56-249.8:E.3.a of the Securitization Law and other applicable law, shall be an absolute transfer and true sale of, and not a pledge of, or secured transaction relating to, the Seller’s right, title and interest in, to and under the SAC Property. The Seller and the Issuer agree that after giving effect to the sale, assignment, and transfer contemplated hereby the Seller has no right, title or interest in or to the SAC Property to which a security interest could attach because: (i) it has sold, assigned, and transferred all right, title and interest in and to the SAC Property to the

Issuer; (ii) as provided in Section 56-249.8:E.1.a. of the Securitization Law and the Financing Order, such rights to impose, bill, charge, collect and receive SAC Charges are existing, present intangible property rights which will be created simultaneously when such rights are first transferred to an assignee and pledged in connection with the issuance of the SAC Bonds; (iii) appropriate notice has been filed in accordance with the rules prescribed by the Secretary of State; and (iv) as provided in Section 56-249.8:E.2.c. such transfer of an interest in SAC Property to an assignee is perfected against all third parties, including subsequent judicial or other lien creditors or any claims of the Seller or creditors of the Seller. If such sale, assignment and transfer is held by any court of competent jurisdiction not to be a true sale as provided in Section 56-249.8:E of the Securitization Law, then such sale, assignment and transfer shall be treated as a pledge of the SAC Property and as the creation of a security interest (within the meaning of the Securitization Law and the UCC) in the SAC Property and, without prejudice to its position that it has absolutely transferred all of its rights in the SAC Property to the Issuer, the Seller hereby grants a security interest in the SAC Property to the Issuer (and to the Indenture Trustee for the benefit of the Secured Parties) to secure their respective rights under the Basic Documents to receive the SAC Charges and all other SAC Property.

(b) Subject to Section 2.02, the Issuer does hereby purchase the SAC Property from the Seller for the consideration set forth in Section 2.01(a).

SECTION 2.02. Conditions to Conveyance of SAC Property. The obligation of the Issuer to purchase SAC Property on the Closing Date shall be subject to the satisfaction of each of the following conditions:

(i) on or prior to the Closing Date, the Seller shall have delivered to the Issuer a duly executed Bill of Sale identifying the SAC Property to be conveyed on the Closing Date;

(ii) on or prior to the Closing Date, the Seller shall have received the Financing Order creating the SAC Property;

(iii) as of the Closing Date, the Seller is not insolvent and will not have been made insolvent by such sale of the SAC Property and the Seller is not aware of any pending insolvency with respect to itself;

(iv) as of the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct with the same force and effect as if made on the Closing Date (except to the extent that they relate to an earlier date); on and as of the Closing Date no breach of any covenant or agreement of the Seller contained in this Agreement has occurred and is continuing; and no Servicer Default shall have occurred and be continuing;

(v) as of the Closing Date, (A) the Issuer shall have sufficient funds available to pay the purchase price for the SAC Property to be conveyed on such date and (B) all conditions to the issuance of the SAC Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

(vi) on or prior to the Closing Date, the Seller shall have taken all action required to transfer to the Issuer ownership of the SAC Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Basic Documents and to perfect such transfer, including, without limitation, filing any statements or making any filings pursuant to the Securitization Law or the UCC; and the Issuer or the Servicer, on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the SAC Bond Collateral and to maintain such security interest as of such date;

(vii) the Seller shall have delivered to (A) the Rating Agencies and the Issuer any Opinions of Counsel required by the Rating Agencies and (B) the Indenture Trustee any Opinions of Counsel required by the Indenture Trustee;

(viii) on and as of the Closing Date, each of the LLC Agreement, the Servicing Agreement, the Administration Agreement, the Intercreditor Agreement, this Agreement, the Indenture, the Financing Order, the Securitization Financing Rider and the Securitization Law shall be in full force and effect;

(ix) the SAC Bonds shall have received a rating or ratings required by the Financing Order;

(x) on the Closing Date the Seller shall have received the Purchase Price in immediately available funds;

(xi) the Issuance Advice Letter shall have been provided to the Commission in accordance with the Financing Order, and the Commission shall not have issued a disapproval letter directing that the SAC Bonds not be issued; and

(xii) the Seller shall have delivered to the Indenture Trustee and the Issuer an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to Section 3.09, the Seller makes the following representations and warranties, as of the Closing Date, and the Seller acknowledges that the Issuer has relied thereon in acquiring the SAC Property. The representations and warranties shall survive the sale and transfer of SAC Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Seller agrees that: (i) the Issuer may assign the right to enforce the following representations and warranties to the Indenture Trustee; and (ii) the representations and warranties inure to the benefit of the Issuer and the Indenture Trustee.

SECTION 3.01. Organization and Good Standing. The Seller is a corporation duly organized and validly existing and is in good standing under the laws of the state of its organization, with the requisite corporate or other power and authority to own its properties as such properties are owned on the Closing Date and to conduct its business as such business is conducted by it on the Closing Date, and has the requisite corporate or other power and authority to obtain the Financing Order and own the rights and interests under the Financing Order and to sell and assign those rights and interests to the Issuer.

SECTION 3.02. Due Qualification. The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

SECTION 3.03. Power and Authority. The Seller has the requisite corporate or other power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller under its organizational or governing documents and laws.

SECTION 3.04. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05. No Violation. The consummation by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms hereof do not: (i) conflict with or result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Seller’s organizational documents, or any indenture, mortgage, credit agreement or other agreement or instrument to which the Seller is a party or by which it or any of its property is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted in the Issuer’s favor or any Lien created in favor of the Indenture Trustee for the benefit of the Secured Parties pursuant to the Securitization Law or any Lien that may be granted under the Basic Documents); or (iii) violate in any material respect any existing law or any existing order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties.

SECTION 3.06. No Proceedings. There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person: (i) asserting the invalidity of the Securitization Law, the Financing Order, this Agreement, any of the other Basic Documents or the SAC Bonds; (ii) seeking to prevent the issuance of the SAC Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents; (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of the Securitization Law, the Financing Order, this Agreement, any of the other Basic Documents or the SAC Bonds; or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the SAC Bonds as debt.

SECTION 3.07. Approvals. Except for UCC financing statement filings under the UCC and the Securitization Law, no approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement.

SECTION 3.08. The SAC Property.

(a) Information. Subject to subsection (f) below, at the Closing Date, all written information, as amended or supplemented from time to time, provided by the Seller to the Issuer with respect to the SAC Property (including the Expected Amortization Schedule, the Financing Order and the Issuance Advice Letter relating thereto) is true and correct in all material respects.

(b) Title. It is the intention of the parties hereto that (other than for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes) the transfer and assignment herein contemplated constitutes an absolute transfer and true of the SAC Property from the Seller to the Issuer and that no interest in, or right or title to, the SAC Property shall be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the SAC Property has been sold, transferred, assigned or pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the SAC Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller has not authorized the filing of and is not aware (after due inquiry) of any UCC financing statement against it that includes a description of collateral including the SAC Property other than: (i) any financing statement filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents; and (ii) any financing statement being amended in connection with the Intercreditor Agreement to expressly exclude the SAC Property from the description of collateral. The Seller is not aware (after due inquiry) of any judgment or tax lien filings against either the Seller or the Issuer. At the Closing Date, immediately prior to the sale of the SAC Property hereunder, the Seller is the original and the sole owner of the SAC Property free and clear of all Liens and rights of any other Person, and no offsets, defenses or counterclaims exist or have been asserted with respect thereto.

(c) Transfer Filings. On the Closing Date, immediately upon the sale hereunder, the SAC Property shall be validly transferred, sold, conveyed, and assigned to the Issuer, and the Issuer shall own all the SAC Property free and clear of all Liens (except for any Lien created in favor of the Indenture Trustee, for the benefit of the Secured Parties, granted under the Indenture and perfected pursuant to the Securitization Law or any Lien that may be granted under the Basic Documents) and all filings and actions to be made or taken by the Seller (including, without limitation, filings with the Secretary of State under the Securitization Law) necessary in any jurisdiction to give the Issuer a perfected ownership interest (subject to any Lien created in favor of the Indenture Trustee, for the benefit of the Holders, pursuant to the Securitization Law and any Lien that may be granted under the Basic Documents) in the SAC Property have been made or taken. All filings and action have also been made or taken to perfect the security interest in the SAC Property granted by the Seller to the Issuer (subject to any Lien created in favor of the Indenture Trustee, for the benefit of the Secured Parties, pursuant to the Indenture and perfected pursuant to the Securitization Law and any Lien that may be granted under the Basic Documents) and, to the extent necessary, the Indenture Trustee pursuant to Section 2.01.

(d) Financing Order and Issuance Advice Letter and Securitization Financing Rider; Other Approvals. On the Closing Date, under the laws of the Commonwealth of Virginia and the United States in effect on the Closing Date: (i) the Financing Order pursuant to which the rights and interests of the Seller, including the right to impose, bill, charge, collect and receive the SAC Charge and, in and to the SAC Property transferred on such date have been created, is Final and non-appealable and is in full force and effect; (ii) as of the issuance of the SAC Bonds, the SAC Bonds are entitled to the protection of the Securitization Law and, accordingly, the Financing Order, the SAC Charges and the Issuance Advice Letter are not revocable by the Commission; (iii) as of the issuance of the SAC Bonds, the SAC Charges are in full force and effect and not subject to modification by the Commission except as provided under Section 56-249.8:K of the Securitization Law; (iv) the process by which the Financing Order creating the SAC Property transferred on such date was adopted and approved, and the Financing Order and the Issuance Advice Letter and Securitization Financing Rider themselves, comply with all applicable laws, rules and regulations; (v) the Issuance Advice Letter and the Securitization Financing Rider relating to the SAC Property transferred on such date have been filed in accordance with the Financing Order creating the SAC Property transferred on such date and an officer of the Seller has provided the certification to the Commission required by the Issuance Advice Letter; and (vi) no other approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required in connection with the creation of the SAC Property transferred on such date, except those that have been obtained or made.

(e) State Action. The Commonwealth of Virginia has pledged pursuant to Section 56-249.8:K. of the Securitization Law that it will not take any action to: (i) alter the provisions of the Securitization Law that authorize the Commission to create an irrevocable contract right or chose in action by the issuance of the Financing Order, to create securitized asset cost property in the form of SAC Property, and to make the securitized asset cost charges imposed by the Financing Order in the form of the SAC Charges irrevocable, binding, or non-bypassable charges; (ii) take or permit any action that impairs or would impair the value of the SAC Property or the security for the SAC Bonds or revises the Securitized Asset Costs for which recovery is authorized; (iii) in any way impair the rights and remedies of the Bondholders, assignees, and other financing parties related thereto; or (iv) except as permitted as permitted by Section 56-249.8:K.1.d. of the Securitization Law, reduce, alter, or impair SAC Charges that are to be imposed, billed, charged, collected, and remitted for the benefit of such Bondholders, assignees, and financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related SAC Bonds have been paid and performed in full. Under the laws of the Commonwealth of Virginia and the United States, the Commonwealth of Virginia could not constitutionally take any action of a legislative character including the repeal or amendment of the Securitization Law, which would substantially limit, alter or impair the SAC Property or other rights vested in the Holders pursuant to the Financing Order or substantially limit, alter, impair or reduce the value or amount of the SAC Property, unless such action is a reasonable exercise of the sovereign powers of the Commonwealth of Virginia and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the United States and Virginia Constitutions, the Commonwealth of Virginia could not repeal or amend the Securitization Law or take any other action in contravention of the State Pledge quoted above without paying just compensation to the Holders, as determined by a court of competent jurisdiction if doing so would constitute a permanent appropriation of a substantial property interest of the Holders in the SAC Property and deprive the Holders of their reasonable expectations arising from their investments in the SAC Bonds. There is no assurance, however, that, even if a court were to award just compensation it would be sufficient to pay the full amount of principal and interest on the SAC Bonds.

(f) Assumptions. On the Closing Date, based upon the information available to the Seller on such date, the assumptions used in calculating the SAC Charges are reasonable and are made in good faith. Notwithstanding the foregoing, the Seller makes no representation or warranty, express or implied, that amounts actually collected arising from those SAC Charges will in fact be sufficient to meet the payment obligations on the related SAC Bonds or that the assumptions used in calculating such SAC Charges will in fact be realized.

(g) Creation of SAC Property. Upon the effectiveness of the Financing Order and the Issuance Advice Letter with respect to the SAC Property, and the transfer of the SAC Property pursuant to this Agreement and the filing of the appropriate notice of transfer with the Secretary of State: (i) the rights and interests of the Seller under the Financing Order, including the right to impose, bill, charge, collect and receive the SAC Charges authorized in the Financing Order, will become “securitized asset cost property” in accordance with Section 56.249.8:E.1.a, of the Securitization Law and as defined in the Financing Order; (ii) the SAC Property will constitute an existing, present intangible property right or interest therein vested in the Issuer; (iii) the SAC Property will include (A) the right, title and interest of the Seller in the Financing Order and the SAC Charges and (B) the right to obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in Section 4.01(b) of the Servicing Agreement) of such SAC Charges, and the rates and other charges authorized by the Financing Order and all revenues, collections, claims, rights to payments, payments, money or proceeds of or arising from the SAC Charges related to the SAC Property; (iv) the owner of the SAC Property will be legally entitled to impose, bill, charge, collect and receive SAC Charges in the aggregate sufficient to pay the interest on and principal of the SAC Bonds in accordance with the Indenture, to pay the fees and expenses of servicing the SAC Bonds, to replenish the Capital Subaccount to the Required Capital Level until the SAC Bonds are paid in full or until the last date permitted for the collection of payments in respect of the SAC Charges under the Financing Order, whichever is earlier, and the Customer Class allocation percentage methodology in the Financing Order does not prohibit the owner of the SAC Property from obtaining adjustments and effecting allocations to the SAC Charges in order to collect payments of such amounts; and (v) the SAC Property is not subject to any Lien other than any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to the Securitization Law or any Lien that may be granted under the Basic Documents.

(h) Nature of Representations and Warranties. The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the SAC Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

(i) Prospectus. As of the date hereof, the information describing the Seller under the caption “The Depositor, Seller, Initial Servicer and Sponsor” in the prospectus dated May 19, 2026 relating to the SAC Bonds is true and correct in all material respects.

(j) Solvency. After giving effect to the sale of the SAC Property hereunder, the Seller:

(i) is solvent and expects to remain solvent;

(ii) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purpose;

(iii) is not engaged in nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

(iv) reasonably believes that it will be able to pay its debts as they come due; and

(v) is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

(k) No Court Order. There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Law, the Financing Order, the Issuance Advice Letter, the SAC Property or the SAC Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

(l) Survival of Representations and Warranties. The representations and warranties set forth in this Section 3.08 shall survive the execution and delivery of this Agreement and may not be waived by any party hereto except pursuant to a written agreement executed in accordance with Article VI and as to which the Rating Agency Condition has been satisfied.

SECTION 3.09. Limitations on Representations and Warranties. Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty, as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative. THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED SAC CHARGES WILL BE ACTUALLY COLLECTED FROM CUSTOMERS.

ARTICLE IV

COVENANTS OF THE SELLER

SECTION 4.01. Existence. Subject to Section 5.02, so long as any of the SAC Bonds are Outstanding, the Seller: (a) will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization; (b) will obtain and preserve its qualification to do business in each jurisdiction in which it operates, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby or to the extent necessary for the Seller to perform its obligations hereunder or thereunder; and (c) will continue to operate its electric transmission and distribution system to provide service to its Customers (or, if transmission and distribution are split, to provide distribution service directly to its Customers).

SECTION 4.02. No Liens. Except for the conveyance hereunder or any Lien pursuant to the Indenture, or otherwise under the Securitization Law in favor of the Indenture Trustee for the benefit of the Holders and any Lien that may be granted under the Basic Documents, the Seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien on, any of the SAC Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Indenture Trustee, on behalf of the Secured Parties, in, to and under the SAC Property against all claims of third parties claiming through or under the Seller. APCo, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the SAC Property.

SECTION 4.03. Delivery of Collections. In the event that the Seller receives any SAC Charge Collections or other payments in respect of the SAC Charges or the proceeds thereof other than in its capacity as the Servicer, the Seller agrees to pay to the Servicer, on behalf of the Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof. Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer and the Indenture Trustee. If the Seller becomes a party to: (a) any future sale agreement selling to any other Affiliate property consisting of charges similar to the SAC Charge sold pursuant to this Sale Agreement, payable by Customers pursuant to the Securitization Law or any similar law; or (b) another future trade receivables purchase and sale arrangement or similar arrangement, or an extension to any such existing arrangement, under which Seller sells all or any portion of its accounts receivables, in each case the Seller and the other parties to such arrangement shall enter into an amendment or joinder to the Intercreditor Agreement to acknowledge the rights of the Seller, the Issuer and any future seller and issuer.

SECTION 4.04. Notice of Liens. The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any of the SAC Property, other than the conveyance hereunder and any Lien pursuant to the Basic Documents, including the Lien in favor of the Indenture Trustee for the benefit of the Secured Parties.

SECTION 4.05. Compliance with Law. The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to the Seller, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the SAC Property or under any of the other Basic Documents to which the Seller is a party or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents to which the Seller is a party.

SECTION 4.06. Covenants Related to SAC Bonds and SAC Property.

(a) So long as any of the SAC Bonds are outstanding, the Seller shall treat the SAC Property as the Issuer’s property for all purposes other than financial reporting, state or federal regulatory or tax purposes, and treat the SAC Bonds as debt for all purposes and specifically as debt of the Issuer, other than for financial reporting, state or federal regulatory or tax purposes.

(b) Solely for the purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, so long as any of the SAC Bonds are outstanding, the Seller agrees to treat the SAC Bonds as indebtedness of the Seller (as the sole owner of the Issuer) secured by the SAC Bond Collateral unless otherwise required by appropriate taxing authorities.

(c) So long as any of the SAC Bonds are outstanding, the Seller shall disclose in its financial statements that the Issuer and not the Seller is the owner of the SAC Property and that the assets of the Issuer are not available to pay creditors of the Seller or its Affiliates (other than the Issuer).

(d) So long as any of the SAC Bonds are outstanding, the Seller shall not own or purchase any SAC Bonds.

(e) So long as the SAC Bonds are outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.

(f) The Seller agrees that, upon the sale by the Seller of the SAC Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, including, applicable Commission’s Regulations and the Securitization Law, the Issuer shall have all of the rights originally held by the Seller with respect to the SAC Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer in respect of the SAC Property, notwithstanding any objection or direction to the contrary by the Seller (and the Seller agrees not to make any such objection or to take any such contrary action) and (ii) any payment by any Customer directly to the Issuer shall discharge such Customer’s obligations, if any, in respect of the SAC Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(g) So long as any of the SAC Bonds are outstanding, (i) in all proceedings relating directly or indirectly to the SAC Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), (ii) the Seller shall not make any statement or reference in respect of the SAC Property that is inconsistent with the ownership interest of the Issuer (other than for financial accounting or tax purposes or as required by state or federal regulatory purposes), (iii) the Seller shall not take any action in respect of the SAC Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents, (iv) the Seller shall not sell “securitized asset cost property” or other similar property under a separate “financing order” in connection with the issuance of additional “securitized asset cost bonds” (each term as defined in the Securitization Law) unless the Rating Agency Condition shall have been satisfied, and (v) neither the Seller nor the Issuer shall take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuer).

SECTION 4.07. Protection of Title. The Seller shall execute (if applicable) and file such filings, including, without limitation, filings with the Secretary of State pursuant to the Securitization Law, and cause to be executed (if applicable) and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain, protect and perfect the ownership interest of the Issuer and the first priority security interest of the Indenture Trustee in the SAC Property, including, without limitation, all filings required under the Securitization Law and the UCC relating to the transfer of the ownership of the rights and interest in the SAC Property by the Seller to the Issuer or the pledge of the Issuer’s interest in the SAC Property to the Indenture Trustee. The Seller shall deliver or cause to be delivered to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the Commission, the Commonwealth of Virginia or any of their respective agents, of any of their obligations or duties under the Securitization Law, the Financing Order or the Issuance Advice Letter. The Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary: (i) to protect the Issuer and the Secured Parties from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III or any covenant set forth in Article IV; and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law, the Financing Order, the Issuance Advice Letter or the rights of Holders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer or the Secured Parties or which would otherwise cause an impairment of the rights of the Issuer or the Secured Parties. The costs of any such actions or proceedings will be payable by the Seller.

SECTION 4.08. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the SAC Bonds or any other amounts owed under the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 4.09. Taxes. So long as any of the SAC Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the SAC Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 4.10. Issuance Advice Letter. The Seller hereby agrees not to withdraw the filing of any Issuance Advice Letter with the Commission.

SECTION 4.11. Securitization Financing Rider. The Seller hereby agrees to make all reasonable efforts to the keep Securitization Financing Rider in full force and effect at all times.

SECTION 4.12. Notice of Breach to Rating Agencies, etc.. Promptly after a Responsible Officer of the Seller obtains actual knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Indenture Trustee, the Commission and the Rating Agencies of such breach (with prior written notice to the Servicer in order to enable compliance with Section 8.13 of the Servicing Agreement). For the avoidance of doubt, any breach which would adversely affect scheduled payments on the SAC Bonds will be deemed to be a material breach for purposes of this Section 4.12.

SECTION 4.13. Use of Proceeds. The Seller shall use the proceeds of the sale of the SAC Property in accordance with the Financing Order and the Securitization Law.

SECTION 4.14. Further Assurances. Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE V

THE SELLER

SECTION 5.01. Liability of Seller; Indemnities.

(a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b) The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Holders as a result of their ownership of a SAC Bond) that may at any time be imposed on or asserted against any such Person under existing law as of the Closing Date as a result of the sale of the SAC Property by the Seller to the Issuer, the Issuer’s acquisition or holding of the SAC Property, or the issuance and sale by the Issuer of the SAC Bonds, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any SAC Bond, in the event and to the extent such taxes are not recoverable as Ongoing Financing Costs; it being understood that the Holders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Indenture Trustee in accordance with the Indenture.

(c) The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Holders as a result of their ownership of a SAC Bond) that may at any time be imposed on or asserted against any such Person as a result of the Issuer’s ownership and assignment of the SAC Property, the issuance and sale by the Issuer of the SAC Bonds or the other transactions contemplated in the Basic Documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any SAC Bond; it being understood that the Holders shall be entitled to enforce their rights against the Seller under this Section 5.01(c) solely through a cause of action brought for their benefit by the Indenture Trustee in accordance with the Indenture.

(d) The Seller shall indemnify the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against all Losses that may be imposed on, incurred by or asserted against each such Person, in each such case, as a result of the Seller’s breach of any of its representations, warranties or covenants contained in this Agreement.

(e) Indemnification under Section 5.01(b), Section 5.01(c), Section 5.01 (d) and Section 5.01 (f) shall include reasonable and documented out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses), except as otherwise expressly provided in this Agreement.

(f) The Seller shall indemnify the Indenture Trustee (for itself) and each Independent Manager, and any of their respective officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Losses incurred by any of such Indemnified Persons as a result of the Seller’s breach in any material respect of any of its representations and warranties or covenants contained in this Agreement, except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Seller’s breach. The Seller shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Seller which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Seller under this Section 5.01(f), notify the Seller in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.01(f) only to the extent that the Seller suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.01(f), the Seller shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Seller’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the defendants in any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller; (ii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action; (iii) the Seller shall authorize the Indemnified Person in writing to employ separate counsel at the expense of the Seller; or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Seller shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

(g) The Seller shall indemnify the Servicer (if the Servicer is not the Seller) for the costs of any action instituted by the Servicer pursuant to Section 5.02(d) of the Servicing Agreement which are not paid as Operating Expenses in accordance with the priorities set forth in Section 8.02(e) of the Indenture.

(h) The remedies provided in this Agreement are the sole and exclusive remedies against the Seller for breach of its representations and warranties in this Agreement.

(i) Indemnification under this Section 5.01 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and will rank in priority with other general, unsecured obligations of the Seller. The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Closing Date, whether such changes in law are effected by means of any legislative enactment, constitutional amendment or any final and non-appealable judicial decision.

SECTION 5.02. Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller. Any Person: (a) into which the Seller may be merged, converted or consolidated (by operation of law or otherwise); (b) that may result from any merger, conversion or consolidation to which the Seller shall be a party; (c) that may succeed to the properties and assets of the Seller substantially as a whole; (d) which is a successor entity resulting from the division of the Seller into two or more Persons; or (e) which otherwise succeeds to all or substantially all of the electric transmission and distribution business of the Seller (or, if transmission and distribution are not provided by a single entity, which provides wire service directly to Customers), and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Seller hereunder (including the Seller’s obligations under Section 5.01 incurred at any time prior to or after the date of such assumption), shall be the successor to the Seller under this Agreement (a “Permitted Successor”) without further act on the part of any of the parties to this Agreement; provided, however, that:

(i) immediately after giving effect to such transaction, no representation, warranty or covenant made by the Seller pursuant to Article III or Article IV shall be breached in any material respect and, to the extent the Seller is the Servicer, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing,

(ii) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger, division or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

(iii) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel from external counsel of the Seller either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller and the Issuer, including filings with the Commission pursuant to the Securitization Law, have been authorized, executed (if applicable) and filed that are necessary to fully preserve and protect the respective ownership or security interest, as applicable, of the Issuer and the Indenture Trustee in all of the SAC Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests,

(iv) the Seller shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material U.S. federal income tax consequence to the Issuer or the Holders of SAC Bonds, and

(v) the Seller shall have given the Rating Agencies prior written notice of such transaction (with prior written notice to the Servicer in order to enable compliance with Section 8.13 of the Servicing Agreement). When any Person (or more than one Person) acquires the properties and assets of the Seller substantially as a whole or otherwise becomes the successor, whether by merger, conversion, consolidation, sale, transfer, lease, management contract or otherwise, to all or substantially all of the electric transmission and distribution business of the Seller (or, if transmission and distribution are not provided by a single entity, provides wire service directly to Customers) in accordance with the terms of this Section 5.02, then upon satisfaction of all of the other conditions of this Section 5.02, the preceding Seller shall automatically and without further notice be released from all of its obligations hereunder.

SECTION 5.03. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01. Amendment.

(a) This Agreement may be amended in writing by the Seller and the Issuer with ten (10) Business Days’ prior written notice given to the Rating Agencies: (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate of the Seller delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder without the consent of the Holders of not less than a majority of the outstanding principal amount of the SAC Bonds; or (ii) to conform the provisions hereof to the description of this Agreement in the Prospectus. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(b) In addition, this Agreement may be amended in writing by the Seller and the Issuer with: (i) the prior written consent of the Indenture Trustee; (ii) the satisfaction of the Rating Agency Condition; and (iii) if any amendment would adversely affect in any material respect the interest of any Holder of the SAC Bonds, the consent of the Holders of not less than a majority of the outstanding principal amount of the SAC Bonds. In determining whether a majority of Holders have consented, SAC Bonds owned by the Issuer, Seller or any Affiliate of the Issuer or Seller shall be disregarded, except that, in determining whether the Indenture

Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any SAC Bonds it actually knows to be so owned. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(c) It shall not be necessary for the consent of Holders pursuant to this Section 6.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Prior to executing, or consenting to, any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to request and rely upon an Officer’s Certificate or Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement and that all conditions precedent provided for in this Agreement relating to such amendment have been satisfied. Any Opinion of Counsel may be based, insofar as it relates to factual matters (including financial and capital markets), upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer and other documents necessary and advisable in the judgment of counsel delivering such opinion. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into or consent to, as applicable, any such amendment which affects such Person’s own rights, duties, liabilities or immunities under this Agreement or otherwise.

SECTION 6.02. Notices. All demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee, the Commission or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing, and delivered personally, mail by certified mail, postage prepaid, sent by documented delivery service or, to the extent receipt is confirmed, sent by email or other form of electronic transmission:

(a) in the case of the Seller, to Appalachian Power Company, at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer, Telephone: (614) 716-1000, Email: Treasury_Operations_AEP@aep.com;

(b) in the case of the Issuer, Appalachian Power Recovery Funding LLC, at 1051 East Cary St., Suite 1100, Richmond, Virginia 23219, Attention: Managers, Telephone: (614) 716-1000, Email: Treasury_Operations_AEP@aep.com;

(c) in the case of the Indenture Trustee, to the Corporate Trust Office;

(d) in the case of the Commission, to State Corporation Commission of the Commonwealth of Virginia, 1300 East Main Street, 10th Floor, Tyler Building, Richmond, Virginia 23219, Telephone: (804) 371-9733, Email: sccefile@scc.virginia.gov;

(e) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 24th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email), and solely for purposes of Rating Agency Condition communications: abscormonitoring@moodys.com;

(f) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to Standard & Poor’s in writing by email); or

(g) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 6.03. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

SECTION 6.04. Limitations on Rights of Third Parties. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the SAC Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 6.05. Severability; Electronic Signatures. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party hereto agrees that this Agreement may be electronically signed, that any digital or electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement may be made by facsimile, email or other electronic transmission.

SECTION 6.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.07. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.08. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.09. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under this Agreement, the SAC Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties. For the avoidance of doubt, the Indenture Trustee is a third-party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

SECTION 6.10. Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it. The Indenture Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 6.11. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver or extension delivered by the Issuer shall be effective unless the Indenture Trustee (acting at the written direction of the Holders of a majority of the Outstanding Amount of the Bonds) has given its prior written consent thereto. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

APPALACHIAN POWER RECOVERY FUNDING LLC, as Issuer

By:	/s/ Franz D. Messner
Name: Franz D. Messner
Title: Manager

APPALACHIAN POWER COMPANY, as Seller

By:	/s/ Matthew D. Fransen
Name: Matthew D. Fransen
Title: Vice President and Treasurer

ACKNOWLEDGED AND ACCEPTED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith
Title: Vice President

Signature Page to

Securitized Asset Cost Property Purchase and Sale Agreement

EXHIBIT A

FORM OF

BILL OF SALE

1. This Bill of Sale is being delivered pursuant to the Securitized Asset Cost Property Purchase and Sale Agreement, dated as of May 27, 2026 (the “Sale Agreement”), by and between Appalachian Power Company (the “Seller”) and Appalachian Power Recovery Funding LLC (the “Issuer”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement.

2. In consideration of the Issuer’s delivery to or upon the order of the Seller of $1,364,256,421.55, the Seller does hereby irrevocably sell, assign and transfer to the Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interest of the Seller in and to the SAC Property identified on Schedule 1 hereto (such sale, assignment, and transfer of the SAC Property includes, to the fullest extent permitted by the Securitization Law, the right to impose, bill, charge, collect and receive SAC Charges and the assignment of all revenues, collections, claims, rights to payments, payments, moneys or proceeds of or arising from the SAC Charges related to the SAC Property, as the same may be adjusted from time to time). Such sale, assignment, and transfer is hereby expressly stated to be a sale and, pursuant to Section 56-249.8:E.3.a of the Securitization Law and other applicable law, shall be an absolute transfer and true sale of, and not a pledge of or secured transaction relating to, the Seller’s right, title and interest in, to and under the SAC Property. The Seller and the Issuer agree that after giving effect to the sale, assignment, and transfer contemplated hereby the Seller has no right, title or interest in or to the SAC Property to which a security interest could attach because: (i) it has sold, assigned, and transferred all right, title and interest in and to the SAC Property to the Issuer; (ii) as provided in Section 56-249.8:E.1.a. of the Securitization Law, such rights to impose, bill, charge, collect and receive SAC Charges are existing, present intangible property rights which will be created simultaneously when such rights are first transferred to an assignee and pledged in connection with the issuance of the SAC Bonds; (iii) appropriate notice has been filed in accordance with the rules prescribed by the Secretary of State; and (iv) as provided in Section 56-249.8:E.2.c. such transfer of an interest in SAC Property to an assignee is perfected against all third parties, including subsequent judicial or other lien creditors or any claims of the Seller or creditors of the Seller. If such sale, assignment and transfer is held by any court of competent jurisdiction not to be a true sale as provided in Section 56-249.8:E of the Securitization Law, then such sale, assignment and transfer shall be treated as a pledge of the SAC Property and as the creation of a security interest (within the meaning of the Securitization Law and the UCC) in the SAC Property and, without prejudice to its position that it has absolutely transferred all of its rights in the SAC Property to the Issuer, the Seller hereby grants a security interest in the SAC Property to the Issuer (and to the Indenture Trustee for the benefit of the Secured Parties) to secure their respective rights under the Basic Documents to receive the SAC Charges and all other SAC Property.

3. The Issuer does hereby purchase the SAC Property from the Seller for the consideration set forth in the preceding paragraph.

EXHIBIT A

1

4. The Seller and the Issuer each acknowledge and agree that the purchase price for the SAC Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value at the time of sale.

5. The Seller confirms that (i) each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the date hereof as if made on the date hereof and (ii) each condition precedent that must be satisfied under Section 2.02 of the Sale Agreement has been satisfied upon or prior to the execution and delivery of this Bill of Sale by the Seller.

6. This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

7. THIS BILL OF SALE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EXHIBIT A

2

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of the 27th day of May, 2026.

APPALACHIAN POWER RECOVERY FUNDING LLC

By:
Name: Franz D. Messner
Title: Manager

APPALACHIAN POWER COMPANY

By:
Name: Matthew D. Fransen
Title: Vice President and Treasurer

EXHIBIT A

3

SCHEDULE 1

to

BILL OF SALE

SAC PROPERTY

All SAC Property created or arising under the Financing Order dated as of November 24, 2025, issued by the Commission in Case No. PUR-2025-00116 pursuant to the Securitization Law.

EXHIBIT A

4